EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:   William J. Wagner, President and Chief Executive Officer (814) 726-2140
  William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Record Quarterly
Earnings and Increased Dividend Declaration

Warren, Pennsylvania – April 25, 2011

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2011 of $17.3 million, or $0.16 per diluted share.  This represents an increase of $4.1 million, or 31.1%, over the same quarter last year when net income was $13.2 million, or $0.12 per diluted share, and an increase of $4.6 million, or 36.2%, over the quarter ended December 31, 2010 when net income was $12.7 million, or $0.12 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 5.39% and 0.86% compared to 4.05% and 0.65% for the same quarter last year and 3.90% and 0.63% for the quarter ended December 31, 2010.

The Company also announced that its Board of Directors declared a 10% increase in its quarterly cash dividend to $0.11 per share payable on May 19, 2011, to shareholders of record as of May 5, 2011.  This represents the 66th consecutive quarter in which the Company has paid a cash dividend and is the first increase in the dividend since June 30, 2007.

On December 20, 2010, the Company initiated a stock repurchase program, which was announced on November 5, 2010.  The plan provides for the repurchase of up to 10%, or approximately 11,000,000 shares, of the Company’s common stock.  Through March 31, 2011 the Company has repurchased 3,173,423 shares for $38.0 million, resulting in an average purchase price of $11.96 per share.

In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to report record quarterly financial results that are positive in almost all respects.  Our net interest margin, at 3.66%, is substantially higher than a year ago and slightly higher than the previous quarter.  Income earned from fees, commission and services remained consistent despite the legislative and regulatory issues our industry is facing.  Expenses have been tightly controlled and our provision for loan losses is the lowest it has been for eight quarters.  Deposit growth was robust, especially the growth in checking and savings deposits.  The only negative trend that occurred was a $47.4 million, or 0.9%, decrease in our loan portfolio as new loan demand was relatively weak while the competition for loan growth has become much more aggressive.”

Net interest income increased by $7.0 million, or 11.7%, to $67.0 million for the quarter ended March 31, 2011, from $60.0 million for the quarter ended March 31, 2010.  The increase in net interest income was primarily the result of a decrease in interest expense on deposits of $5.3 million, or 25.0%, to $16.1 million.  This decrease resulted from changes in the mix of deposits as lower-cost demand and savings accounts grew by $252.0 million while time deposits decreased by $124.9 million.

The provision for loan losses decreased by $1.6 million, or 17.7%, to $7.2 million for the quarter ended March 31, 2011, from $8.8 million for the quarter ended March 31, 2010.  This provision represents management’s estimate of the amount necessary to maintain the allowance for loan losses at a level required in accordance with generally accepted accounting principles.  As of March 31, 2011, the allowance for loan losses was $76.5 million, or 1.39% of total loans, compared to $74.8 million, or 1.38% of total loans, as of March 31, 2010.  Net charge-offs for the quarter ended March 31, 2011 were $7.2 million, or 0.52% of average loans on an annualized basis, compared to $4.4 million, or 0.33% of average loans on an annualized basis, in the previous year.  Contributing to the increase in charge-offs was the Company negotiating a reduced payoff for a large troubled asset.

Noninterest income decreased by $1.6 million, or 9.7%, to $14.3 million for the quarter ended March 31, 2011, from $15.9 million for the quarter ended March 31, 2010. The decrease is attributable to the sale of approximately $55.0 million of Fannie Mae zero coupon bonds in the prior year which resulted in a gain of $2.1 million.  Partially offsetting this decrease was an increase in insurance commission income of $238,000, or 20.8%, to $1.4 million for the quarter ended March 31, 2011, from $1.1 million for the quarter ended March 31, 2010 as we continue to increase our market penetration on sales of annuities and employee benefit insurance.  All other major components of noninterest income increased slightly from the previous year.

Noninterest expense increased by $774,000, or 1.6%, to $49.4 million for the quarter ended March 31, 2011, from $48.6 million in the prior year.  This increase is primarily a result of increases in professional services, marketing expenses and other expenses, which were partially offset by decreases in compensation and employee benefits and real estate owned expense.  Professional services expense increased by $528,000, or 72.5%, to $1.3 million for the quarter ended March 31, 2011, from $728,000 for the quarter ended March 31, 2010 as a result of outsourcing the internal audit function and incurring additional expense related to enhancing compliance management.  Marketing expenses increased by $516,000, or 35.8%, to $2.0 million as the Company continued a major campaign focused on the acquisition of checking account relationships.

The Company previously announced that its Board of Directors authorized the closing of its three offices in southeastern Florida, which have deposits of $55.2 million and loans of $105.5 million.  The offices are expected to close on June 30, 2011.

Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc., through its subsidiary Northwest Savings Bank, currently operates 172 community banking locations in Pennsylvania, New York, Ohio, Maryland and Florida.  Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management and trust services.  The Company also operates 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s stock is listed on the NASDAQ Global Select Market.  Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	(Unaudited)
	March 31,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$78,446	40,708
Interest-earning deposits in other financial institutions	690,581	677,771
Federal funds sold and other short-term investments	633	632
Marketable securities available-for-sale (amortized cost of $974,030 and $945,791)	982,336	950,683
Marketable securities held-to-maturity (fair value of $313,727 and $354,126)	314,407	357,922
Total cash, interest-earning deposits and marketable securities	2,066,403	2,027,716

Loans held for sale	3,581	11,376
Mortgage loans - one- to four- family	2,362,580	2,386,928
Home equity loans and lines of credit	1,073,818	1,092,606
Consumer loans	249,127	259,123
Commercial real estate loans	1,368,622	1,350,319
Commercial business loans	428,840	433,653
Total loans receivable	5,486,568	5,534,005
Allowance for loan losses	(76,450)	(76,412)
Loans receivable, net	5,410,118	5,457,593

Federal Home Loan Bank stock, at cost	57,076	60,080
Accrued interest receivable	26,817	26,216
Real estate owned, net	19,682	20,780
Premises and Equipment, net	126,855	128,101
Bank owned life insurance	133,403	132,237
Goodwill	171,882	171,882
Other intangible assets	3,451	3,942
Other assets	106,517	119,608
Total assets	$8,122,204	8,148,155

Liabilities and Shareholders' equity
Liabilities
Noninterest-bearing demand deposits	$610,692	575,281
Interest-bearing demand deposits	792,457	782,257
Savings deposits	2,018,139	1,948,882
Time deposits	2,399,249	2,457,916
Total deposits	5,820,537	5,764,336
Borrowed funds	831,575	891,293
Advances by borrowers for taxes and insurance	26,191	22,868
Accrued interest payable	1,170	1,716
Other liabilities	52,521	57,398
Junior subordinated debentures	103,094	103,094
Total liabilities	6,835,088	6,840,705

Shareholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized, 107,733,432 shares and 110,295,117 shares issued, respectively	1,078	1,103
Paid-in-capital	793,951	824,164
Retained earnings	529,630	523,089
Unallocated common stock of Employee Stock Ownership Plan	(27,025)	(27,409)
Accumulated other comprehensive loss	(10,518)	(13,497)
Total shareholders' equity	1,287,116	1,307,450
Total liabilities and shareholders' equity	$8,122,204	8,148,155

Equity to assets	15.85%	16.05%
Tangible common equity to assets	13.99%	14.19%
Book value per share	$11.94	$11.85
Tangible book value per share	$10.32	$10.26
Closing market price per share	$12.54	$11.78
Full time equivalent employees	1,898	1,881
Number of banking offices	172	171

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income - Unaudited
(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,		December 31,
	2011	2010	2010
Interest income:
Loans receivable	$80,457	80,746	83,096
Mortgage-backed securities	6,756	6,145	5,886
Taxable investment securities	398	998	428
Tax-free investment securities	3,074	2,684	3,111
Interest-earning deposits	407	565	496
Total interest income	91,092	91,138	93,017

Interest expense:
Deposits	16,063	21,404	17,025
Borrowed funds	7,989	9,700	8,762
Total interest expense	24,052	31,104	25,787

Net interest income	67,040	60,034	67,230
Provision for loan losses	7,244	8,801	13,918
Net interest income after provision for loan losses	59,796	51,233	53,312

Noninterest income:
Impairment losses on securities	-	(437)	(1,841)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	-	340	1,006
Net impairment losses	-	(97)	(835)
Gain on sale of investments, net	4	2,083	8
Service charges and fees	8,928	8,902	9,296
Trust and other financial services income	1,910	1,833	1,907
Insurance commission income	1,380	1,142	1,362
Loss on real estate owned, net	(27)	(24)	(279)
Income from bank owned life insurance	1,166	1,166	1,228
Mortgage banking (loss)/ income	197	(8)	1,423
Other operating income	768	860	1,058
Total noninterest income	14,326	15,857	15,168

Noninterest expense:
Compensation and employee benefits	25,353	25,856	25,328
Premises and occupancy costs	6,191	6,002	5,675
Office operations	3,100	3,237	3,233
Processing expenses	5,767	5,696	6,041
Marketing expenses	1,959	1,443	2,930
Federal deposit insurance premiums	2,427	2,148	2,334
Professional services	1,256	728	291
Amortization of intangible assets	637	782	518
Real estate owned expense	431	899	636
Acquisition expense	-	-	591
Other expense	2,257	1,813	3,122
Total noninterest expense	49,378	48,604	50,699

Income before income taxes	24,744	18,486	17,781
Income tax expense	7,491	5,333	5,043

Net income	$17,253	13,153	12,738

Basic earnings per share	$0.16	$0.12	$0.12

Diluted earnings per share	$0.16	$0.12	$0.12

Annualized return on average equity	5.39%	4.05%	3.90%
Annualized return on average assets	0.86%	0.65%	0.63%

Basic common shares outstanding	106,571,262	108,378,245	108,337,001
Diluted common shares outstanding	107,258,320	109,052,039	108,848,189

Northwest Bancshares, Inc. and Subsidiaries
Asset quality
(Dollars in thousands)

	Three months ended		Year ended
	March 31,		December 31,
	2011	2010	2010	2009
Allowance for loan losses
Beginning balance	$76,412	$70,403	70,403	54,929
Provision	7,244	8,801	40,486	41,847
Charge-offs mortgage	(1,205)	(625)	(4,497)	(1,437)
Charge-offs consumer	(3,487)	(1,911)	(10,494)	(7,045)
Charge-offs commercial	(3,317)	(2,334)	(21,881)	(19,334)
Recoveries	803	502	2,395	1,443
Ending balance	$76,450	$74,836	76,412	70,403

Net charge-offs to average loans, annualized	0.52%	0.33%	0.63%	0.51%

	March 31,		December 31,
	2011	2010	2010	2009
Nonperforming loans	$156,158	$117,239	148,391	124,626
Real estate owned, net	19,682	22,182	20,780	20,257
Nonperforming assets	$175,840	$139,421	169,171	144,883

Nonperforming loans to total loans	2.85%	2.16%	2.68%	2.35%

Nonperforming assets to total assets	2.16%	1.72%	2.08%	1.81%

Allowance for loan losses to total loans	1.39%	1.38%	1.38%	1.33%

Allowance for loan losses to nonperforming loans	48.96%	63.83%	51.49%	56.49%

Northwest Bancshares, Inc. and Subsidiaries
Delinquency
(Dollars in thousands)

Loans past due schedule
(Number of loans and dollar amount of loans)

	March 31,			December 31,
	2011		*	2010		*	2009		*
Loans past due 30 days to 59 days:
One- to four- family residential loans	370	$30,408	1.3%	427	$35,329	1.5%	350	$27,998	1.2%
Consumer loans	815	8,460	0.6%	1,238	12,635	0.9%	1,100	11,226	0.8%
Multifamily and commercial RE loans	86	12,669	0.9%	82	16,287	1.2%	85	16,152	1.3%
Commercial business loans	60	12,519	2.9%	48	6,590	1.5%	48	3,293	0.9%
Total loans past due 30 days to 59 days	1,331	$64,056	1.2%	1,795	$70,841	1.3%	1,583	$58,669	1.1%

Loans past due 60 days to 89 days:
One- to four- family residential loans	53	$4,231	0.2%	106	$9,848	0.4%	85	$6,772	0.3%
Consumer loans	309	3,314	0.3%	437	4,580	0.3%	392	3,029	0.2%
Multifamily and commercial RE loans	35	3,322	0.2%	39	14,365	1.1%	35	5,811	0.5%
Commercial business loans	15	973	0.2%	9	1,678	0.4%	26	2,474	0.7%
Total loans past due 60 days to 89 days	412	$11,840	0.2%	591	$30,471	0.6%	538	$18,086	0.3%

Loans past due 90 days or more:
One- to four- family residential loans	268	$28,722	1.2%	275	$29,751	1.2%	279	$29,373	1.3%
Consumer loans	560	12,079	0.9%	564	12,828	0.9%	727	12,544	0.9%
Multifamily and commercial RE loans	177	61,561	4.5%	181	44,965	3.3%	199	49,594	4.0%
Commercial business loans	75	22,475	5.2%	111	12,877	3.0%	124	18,269	4.9%
Total loans past due 90 days or more	1,080	$124,837	2.3%	1,131	$100,421	1.8%	1,329	$109,780	2.1%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of March 31, 2011 - unaudited:
(Dollars in thousands)

Loans outstanding:

	Mortgage	(1)	Consumer	(2)	Commercial	(3)	Total	(4)

Pennsylvania	$1,922,517	81.1%	1,144,182	86.4%	1,081,517	60.3%	4,148,216	75.7%
New York	159,803	6.8%	111,976	8.5%	386,762	21.5%	658,541	12.0%
Ohio	20,166	0.9%	14,581	1.1%	43,780	2.4%	78,527	1.4%
Maryland	185,756	7.9%	34,845	2.6%	147,366	8.2%	367,967	6.7%
Florida	30,424	1.3%	11,339	0.9%	63,695	3.5%	105,458	1.9%
All other	47,495	2.0%	6,022	0.5%	74,342	4.1%	127,859	2.3%
Total	$2,366,161	100.0%	1,322,945	100.0%	1,797,462	100.0%	5,486,568	100.0%

(1) - Percentage of total mortgage loans
(2) - Percentage of total consumer loans
(3) - Percentage of total commercial loans
(4) - Percentage of total loans

Loans 90 or more delinquent:

	Mortgage	(5)	Consumer	(6)	Commercial	(7)	Total	(8)

Pennsylvania	$17,039	0.9%	9,090	0.8%	38,486	3.6%	64,615	1.6%
New York	1,239	0.8%	757	0.7%	17,149	4.4%	19,145	2.9%
Ohio	144	0.7%	85	0.6%	-	0.0%	229	0.3%
Maryland	4,760	2.6%	1,393	4.0%	9,659	6.6%	15,812	4.3%
Florida	4,725	15.5%	718	6.3%	10,110	15.9%	15,553	14.7%
All other	815	1.7%	37	0.6%	8,631	11.6%	9,483	7.4%
Total	$28,722	1.2%	12,080	0.9%	84,035	4.7%	124,837	2.3%

(5) - Percentage of mortgage loans in that geographic area
(6) - Percentage of consumer loans in that geographic area
(7) - Percentage of commercial loans in that geographic area
(8) - Percentage of total loans in that geographic area

Northwest Bancshares, Inc. and Subsidiaries
Investment Portfolio
(Dollars in thousands)

Marketable securities available-for-sale as of March 31, 2011:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Debt issued by the U.S. government and agencies:
Due in one year or less	$65	-	-	65

Debt issued by government sponsored enterprises:
Due in one year or less	1,992	70		2,062
Due in one year - five years	30,000	-	-	30,000
Due in five years - ten years	6,485	467	-	6,952
Due after ten years	9,949	-	(66)	9,883

Equity securities	1,860	256	(9)	2,107

Municipal securities:
Due in one year - five years	3,959	144	-	4,103
Due in five years - ten years	35,902	1,125	-	37,027
Due after ten years	168,424	1,347	(4,490)	165,281

Corporate trust preferred securities:
Due in one year - five years	500	-	-	500
Due after ten years	25,389	203	(6,505)	19,087

Mortgage-backed securities:
Fixed rate pass-through	121,687	6,171	(199)	127,659
Variable rate pass-through	157,895	6,626	(4)	164,517
Fixed rate non-agency CMO	12,440	78	(752)	11,766
Fixed rate agency CMO	117,375	1,742	(331)	118,786
Variable rate non-agency CMO	2,189	-	(624)	1,565
Variable rate agency CMO	277,919	3,433	(376)	280,976

Total mortgage-backed securities	689,505	18,050	(2,286)	705,269

Total marketable securities available-for-sale	$974,030	21,662	(13,356)	982,336

Marketable securities held-to-maturity as of March 31, 2011:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value

Municipal securities:
Due after ten years	$77,840	59	(1,971)	75,928

Mortgage-backed securities:
Fixed rate pass-through	28,271	389	(40)	28,620
Variable rate pass-through	9,705	38	-	9,743
Fixed rate agency CMO	177,100	1,735	(1,258)	177,577
Variable rate agency CMO	21,491	368	-	21,859

Total mortgage-backed securities	236,567	2,530	(1,298)	237,799

Total marketable securities available-for-sale	$314,407	2,589	(3,269)	313,727

Issuers of mortgage-backed securities as of March 31, 2011:
Fannie Mae	$351,092	8,009	(920)	358,181
Ginnie Mae	209,398	4,756	(775)	213,379
Freddie Mac	328,570	7,713	(506)	335,777
Small Business Administration	21,638	24	-	21,662
Non-agency	15,374	78	(1,383)	14,069
Total	$926,072	20,580	(3,584)	943,068

Northwest Bancshares, Inc. and Subsidiaries
Municipal Securities Portfolio
(Dollars in thousands)

	Book	As a %
	Value	of Book
	3/31/2011	Value
Municipal securities by state:
Pennsylvania
School districts	$137,256	47.97%
General obligations	55,831	19.51%
Revenue bonds	15,335	5.36%
Total Pennsylvania	208,422	72.84%
New York	33,923	11.86%
Ohio	6,426	2.25%
All other states	37,354	13.05%
	$286,125

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Three months ended March 31,
	2011				2010
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,516,254		80,847	5.89%	$5,346,962		81,111	6.11%
Mortgage-backed securities (c)	926,349		6,756	2.92%	736,904		6,145	3.34%
Investment securities (c) (d)	354,786		5,128	5.78%	359,097		5,127	5.71%
FHLB stock	58,845		-	-	63,242		-	-
Other interest-earning deposits	685,864		407	0.24%	946,695		565	0.24%

Total interest-earning assets	7,542,098		93,138	4.96%	7,452,900		92,948	5.02%

Noninterest earning assets (e)	592,981				597,320

Total assets	$8,135,079				$8,050,220

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,063,696		1,429	0.55%	$960,034		2,034	0.86%
Interest-bearing demand accounts	773,633		232	0.12%	752,109		398	0.21%
Money market accounts	915,768		1,155	0.51%	840,727		1,836	0.89%
Certificate accounts	2,431,952		13,247	2.21%	2,582,782		17,136	2.69%
Borrowed funds (f)	847,784		6,584	3.15%	900,740		8,295	3.73%
Junior subordinated debentures	103,094		1,405	5.45%	103,094		1,405	5.45%

Total interest-bearing liabilities	6,135,927		24,052	1.59%	6,139,486		31,104	2.05%

Noninterest bearing liabilities	701,633				611,279

Total liabilities	6,837,560				6,750,765

Shareholders' equity	1,297,519				1,299,455

Total liabilities and shareholders' equity	$8,135,079				$8,050,220

Net interest income/ Interest rate spread			69,086	3.37%			61,844	2.97%

Net interest-earning assets/ Net interest margin	$1,406,171			3.66%	$1,313,414			3.32%

Ratio of interest-earning assets to interest-bearing liabilities	1.23	X			1.21	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Three months ended March 31,				Three months ended December 31,
	2011				2010
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,516,254		80,847	5.89%	5,565,989		83,491	5.99%
Mortgage-backed securities (c)	926,349		6,756	2.92%	879,958		5,886	2.68%
Investment securities (c) (d)	354,786		5,128	5.78%	365,003		5,213	5.71%
FHLB stock	58,845		-	-	61,042		-	-
Other interest-earning deposits	685,864		407	0.24%	721,174		496	0.27%

Total interest-earning assets	7,542,098		93,138	4.96%	7,593,166		95,086	5.00%

Noninterest earning assets (e)	592,981				588,945

Total assets	$8,135,079				8,182,111

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,063,696		1,429	0.55%	1,058,373		1,695	0.64%
Interest-bearing demand accounts	773,633		232	0.12%	786,488		249	0.13%
Money market accounts	915,768		1,155	0.51%	906,414		1,209	0.53%
Certificate accounts	2,431,952		13,247	2.21%	2,456,893		13,872	2.24%
Borrowed funds (f)	847,784		6,584	3.15%	892,461		7,326	3.26%
Junior subordinated debentures	103,094		1,405	5.45%	103,094		1,436	5.45%

Total interest-bearing liabilities	6,135,927		24,052	1.59%	6,203,723		25,787	1.65%

Noninterest bearing liabilities	701,633				671,412

Total liabilities	6,837,560				6,875,135

Shareholders' equity	1,297,519				1,306,976

Total liabilities and shareholders' equity	$8,135,079				8,182,111

Net interest income/ Interest rate spread			69,086	3.37%			69,299	3.35%

Net interest-earning assets/ Net interest margin	$1,406,171			3.66%	1,389,443			3.65%

Ratio of interest-earning assets to interest-bearing liabilities	1.23	X			1.22	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.